ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

AIM ETF PRODUCTS TRUST

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

PRINCIPAL FINANCIAL OFFICERS

I.	Covered Officers/Purpose of the Code

This Code of Ethics (“Code”) of Allianz Variable Insurance Products Trust, Allianz Variable Insurance Products Fund of Funds Trust (together the “VA Trusts) and AIM ETF Products Trust (the “ETF Trust” and together with the VA Trusts, the “Trusts”) applies to the Principal Executive Officer and Principal Financial Officer of the Trusts (the “Covered Officers,” each of whom is set forth in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in reports and documents that the Trusts file with, or submit to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trusts;

•	compliance with applicable governmental laws, rules, and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.1

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Item 2 of Form N-CSR requires each Trust to disclose annually whether, as of the end of the period covered by the report, it has adopted a code of ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, regardless of whether these officers are employed by the Trust or a third party. If the Trust has not adopted such a code of ethics, it must explain why it has not done so. Each Trust must also: (1) file with the SEC a copy of the code as an exhibit to its annual report; (2) post the text of the code on its Internet website and disclose, in its most recent report on Form N-CSR, its Internet address and the fact that it has posted the code on its Internet website; or (3) undertake in its most recent report on Form N-CSR to provide to any person without charge, upon request, a copy of the code and explain the manner in which such request may be made. Disclosure is also required of amendments to, or waivers (including implicit waivers) from, a provision of the code in the Trust’s annual report on Form N-CSR or on its website. If the Trust intends to satisfy the requirement to disclose amendments and waivers by posting such information on its website, it will be required to disclose its Internet address and this intention.

II.	Covered Officers Should Handle Actual and Apparent Conflicts of Interest Ethically

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, a Trust. For example, a conflict of interest would arise if a Covered Officer, or a member of his or her family, receives improper personal benefits as a result of the Covered Officer’s position in the Trust.

Certain conflicts of interest arise out of the relationships between Covered Officers and each Trust and already may be subject to conflict of interest provisions in the Investment Company Act of 1940 and the Investment Advisers Act of 1940, as applicable. For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with a Trust because of their status as “affiliated persons” of the Trust. Each Covered Officer is an employee of the investment adviser or a service provider (“Service Provider”) to the Trusts. The Trusts’, the investment adviser’s and the Service Provider’s compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper benefit, conflicts arise from, or as a result of, the contractual relationship between each Trust and the investment adviser and the Service Provider of which the Covered Officers are officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trusts, for the investment adviser or for the Service Provider), be involved in establishing polices and implementing decisions which will have different effects on the investment adviser, the Service Provider and the Trusts. The Participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trusts and the investment adviser and the Service Provider and is consistent with the performance by the Covered Officers of their duties as officers of the Trusts. Thus, if performed in conformity with provisions of the Investment Company Act and the Investment Advisers Act, as applicable, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Boards of Trustees of the Trusts (the “Board” or “Trustees”) that the Covered Officers may also be officers or employees of one or more investment companies other than the Trusts.

Other conflicts of interest are covered by this Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act or the Investment Advisers Act. The following list provides examples of conflicts of interest under this Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trusts.

Each Covered Officer must not:

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use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Trusts whereby the Covered Officer would benefit personally to the detriment of the Trusts;

•	cause the Trusts to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than for the benefit of the Trusts; or

•

use material non-public knowledge of portfolio transactions made or contemplated for the Trusts to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

There are some conflict of interest situations that may be discussed with the Chief Compliance Officer, if material. Examples of these include, but are not limited to:

•	service as a director on the board of any public or private company, other than the Trusts, the investment adviser or the Service Provider;

•	the receipt of any non-nominal gifts related in any way to the Trusts;

•

the receipt of any entertainment from any company with which each Trust has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•

ownership interest in, or any consulting or employment relationship with, any of a Trust’s service providers, other than its investment adviser, subadviser, principal underwriter, administrator or any affiliated person thereof; or

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a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trusts for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure and Compliance

•	each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Trusts;

•

each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trusts to others, whether within or outside the Trusts, including to the Trusts’ Trustees and auditors, and to governmental regulators and self-regulatory organizations;

•

each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trusts and the Trusts’ investment adviser or subadviser with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trusts file with, or submit to, the SEC and in other public communications made by the Trusts; and

•	it is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability

Each Covered Officer must:

•	upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he or she has received, read, and understands this Code;

•	annually thereafter affirm to the Board in writing that he or she has complied with the requirements of this Code;

•	not retaliate against any employee or Covered Officer or their affiliated persons for reports of potential violations of this Code that are made in good faith;

•	notify the Chief Compliance Officer of the Trusts (the “CCO”) promptly of any known violation of this Code. Failure to do so is itself a violation of this Code; and

•	report at least annually any changes in his or her employment or securities industry affiliations from the prior year.

The CCO is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers2 sought by the Principal Executive Officer will be considered by the Audit Committee of the Board of the affected Trust(s) (the “Committee”).

The Trusts will follow these procedures in investigating and enforcing this Code:

•	the CCO will take all the appropriate action to investigate any reported potential violations;

•	if, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action;

•	any matter that the CCO believes is a violation will be reported to the Committee;

•

if the Committee concurs that a violation has occurred, it will inform and make a recommendation to the Board, which will consider appropriate action, which may include review of, and appropriate modifications to, applicable policies and procedures, notification to appropriate personnel or to the board of directors of the Service Provider or the investment adviser, or a recommendation to dismiss the Covered Officer from the Trusts;

•	the Committee will be responsible for granting waivers, as appropriate; and

•	any changes to or waivers or implicit waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

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Item 2 of Form N-CSR defines “waiver” as “the approval by [a Trust] of a material departure from a provision of the code of ethics.” An “implicit waiver” refers to a Trust’s “failure to take action within a reasonable period of time regarding a material departure from a provision of the code of ethics that has been made known to an executive officer” of the Trust. Both waivers and implicit waivers must be disclosed.

V.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Trusts for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. The Covered Officers may also be subject to other policies or procedures of the Trusts, the Trusts’ investment adviser, subadvisers, principal underwriter, or other service providers, which govern or purport to govern the Covered Officers’ behavior or activities, including, but not limited to, codes of ethics under Rule 17j-1 under the Investment Company Act or Rule 204A-1 under the Investment Adviser Act. To the fullest extent permitted by applicable law or regulation, it is intended that this Code, and each other such applicable policy or procedure, will apply separately, by its own terms, and will not interfere with or supersede any other policies or procedures. In the event of any direct conflict between this Code and any other applicable policy or procedure, the Covered Officers shall consult with the Chief Compliance Officer to remedy the conflict.

VI.	Amendments

Any material amendments or attachments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of the independent Trustees.

VII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the appropriate Board and its counsel, the investment adviser and the respective Service Providers.

VIII.	Internal Use

This Code is intended solely for the internal use by the Trusts and does not constitute an admission, by or on behalf of any Trust, as to any fact, circumstance, or legal conclusion.

Date: rev.

EXHIBIT A

Persons Covered by this Code of Ethics – As of

VA Trusts:

Principal Executive Officer and President – Brian Muench

Principal Financial Officer and Treasurer – Bashir C. Asad

ETF Trust:

Principal Executive Officer and President – Brian Muench

Principal Financial Officer and Treasurer – Monique Labbe

ANNUAL CERTIFICATION OF COMPLIANCE

WITH THE

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

PRINCIPAL FINANCIAL OFFICERS

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code’s provisions to which I am subject.

/s/ Bashir C. Asad
(Signature)

Name:	Bashir C. Asad

Title:	PFO/Treasurer

Date:	1/27/2021

ANNUAL CERTIFICATION OF COMPLIANCE

WITH THE

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND

PRINCIPAL FINANCIAL OFFICERS

I hereby certify that I have received the Code of Ethics for Principal Executive and Principal Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code’s provisions to which I am subject.

/s/ Brian Muench
(Signature)
Name:	Brian Muench
Title:	President
Date:	1/27/2021

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